UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 22, 2008
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-330594	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Fuel Tech, Inc.
512 Kingsland Drive
Batavia, IL 60510-2299
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On May 22, 2008, the Board of Directors of the Registrant approved an increase from $20,000 to $25,000 in the Annual Retainer paid to non-employee directors.
     The schedule of compensation of the Registrant for non-employee directors is now:

Annual Retainer:	$25,000
Committee Chairman Annual Retainer:	$ 5,000
Board Meeting Fee (or otherwise for a day of service as a director as requested by the Chairman):	$ 1,200
Committee Meeting Fee (on a day not involving a board meeting or other service as a director):	$ 600
     In addition, under the Registrant’s Incentive Plan each non-employee director is granted, on the first business day following the annual meeting, a non-qualified stock option award to acquire 10,000 shares of the Registrant’s common stock. Such options have an exercise price equal to the fair market value per share of such stock on the date of grant, a term of ten years and are immediately vested.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: May 29, 2008	By:	/s/ C. W. Grinnell
Charles W. Grinnell
Secretary